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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                 --------------

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                  ------------

                                  PREMCOR INC.
             (Exact Name of Registrant as Specified in Its Charter)

                   DELAWARE                           43-1851087
       (State or Other Jurisdiction of             (I.R.S. Employer
        Incorporation or Organization)           Identification Number)

                        1700 E. Putnam Avenue, Suite 500
                            Old Greenwich, CT 06870
                                 (203) 698-7500
                    (Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
No. 333-70314

Securities to be registered pursuant to Section 12(b) of the Act:

       Title Of Each Class                 Name of Each Exchange On Which
       To Be So Registered                 Each Class Is To Be Registered
       -------------------                 ------------------------------

 Common Stock, par value $0.01 per share       New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

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ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

            Information with respect to the common stock is incorporated herein by reference to the section captioned "Description of Capital Stock" in the prospectus included in the Registration Statement on Form S-1 (Registration No. 333-70314), (the "Registration Statement"), filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission"). The Registration Statement was originally filed with the Commission on September 27, 2001, amended on November 21, 2001, on December 18, 2001, on March 29, 2002 and on April 17, 2002 and as may be further amended.











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                                   SIGNATURES


            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.





       Dated: April 23, 2002    PREMCOR INC.



                                By: /s/ Jeffry N. Quinn
                                    -------------------
                                Name:  Jeffry N. Quinn
                                Title: Executive Vice President, General Counsel and Corporate Secretary